                                                      Exhibit 5.1, 8.1 and 23.1

August 18, 2005                                    Mayer, Brown, Rowe & Maw LLP
                                                                  1675 Broadway
                                                  New York, New York 10019-5820

                                                        Main Tel (212) 506-2500
                                                        Main Fax (212) 262-1910
                                                         www.mayerbrownrowe.com

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

         We have acted as your counsel in connection with the authorization and issuance from time to time in one or more series of asset-backed notes, asset-backed certificates or asset-backed custody receipts (the "Securities").
We have examined the Registration Statement on Form S-3 dated as of the date hereof relating to the Securities (the "Registration Statement"), the prospectus
(the "Prospectus") forming a part of the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "Act"), and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. As set forth in the Registration Statement, separate trusts (each, a "Trust") will be established and will issue Securities pursuant to either a trust agreement or a pooling and servicing agreement (collectively the "Agreement"). Our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Federal Income Tax
Considerations" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Securities will be issued in series created as described in the Registration
Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Agreement and the Securities will be duly authorized by all necessary corporate action and that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, current positions of the Internal Revenue
Service (the "IRS") contained in published Revenue Rulings, Revenue Procedures, and other IRS administrative positions, applicable judicial decisions, and such other authorities as we have deemed appropriate. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax

MAYER, BROWN, ROWE & MAW LLP

Lehman ABS Corporation
August 18, 2005

Considerations" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         Pursuant to 31 C.F.R., part 10, the regulations governing practice before the Internal Revenue Service (Circular 230), we inform you that advice expressed herein as to tax matters is not intended or written by us to be used, and cannot be used, for the purpose of avoiding any tax penalties that may be imposed under U.S. tax law.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. When an Agreement for a series of Securities has been duly and validly authorized, executed and delivered by the parties thereto, and the
Securities of such series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreement.

         2. While the Tax Description does not purport to discuss all possible
Federal income tax ramifications of the purchase, ownership, and disposition of the Securities, particularly to purchasers subject to special rules under the
Internal Revenue Code of 1986, as amended, it constitutes, in all material respects, a fair and accurate summary of such Federal income tax consequences under present Federal income tax law. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the
IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the form of Prospectus Supplement filed with the Registration Statement does not relate to a specific transaction. Accordingly, the above-referenced description of the selected Federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and
"Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus
Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this exhibit or otherwise.

                                                Very truly yours,

                                                /s/ Mayer, Brown, Rowe & Maw LLP